Schedule A Per Annum Fee Rates (Contract Period September 23, 2025 - November 30, 2026) One Choice 2070 Portfolio Underlying Fund Projected Allocation Reference Class Underlying Class Reference Rate Underlying Fund Fee Contribution Reference Class Underlying Class Reference Rate Underlying Fund Fee Contribution Reference Class Underlying Class Reference Rate Underlying Fund Fee Contribution Reference Class Underlying Class Reference Rate Underlying Fund Fee Contribution Reference Class Underlying Class Reference Rate Underlying Fund Fee Contribution Reference Class Underlying Class Reference Rate Underlying Fund Fee Contribution Diversified Bond Fund 7.68% Investor 0.59% 0.04% I 0.39% 0.03% A 0.59% 0.04% C 0.59% 0.04% R 0.59% 0.04% G 0.34% 0.03% Emerging Markets Debt Fund 1.15% Investor 0.93% 0.01% I 0.83% 0.01% A 0.93% 0.01% C 0.93% 0.01% R 0.93% 0.01% G 0.68% 0.01% Emerging Markets Fund 6.14% Investor 1.25% 0.08% I 1.05% 0.07% A 1.25% 0.08% C 1.25% 0.08% R 1.25% 0.08% G 0.90% 0.05% Focused Dynamic Growth 5.14% Investor 0.85% 0.04% I 0.65% 0.03% A 0.85% 0.04% N/A 0.85% (1) 0.04% R 0.85% 0.04% G 0.50% 0.03% Focused Large Cap Value Fund 12.85% Investor 0.83% 0.11% I 0.63% 0.08% A 0.83% 0.11% C 0.83% 0.11% R 0.83% 0.11% G 0.48% 0.06% Global Bond Fund 3.08% Investor 0.83% 0.02% R5 0.63% 0.02% A 0.83% 0.02% C 0.83% 0.02% R 0.83% 0.02% G 0.58% 0.02% Global Real Estate Fund 2.54% Investor 1.11% 0.03% I 0.91% 0.02% A 1.11% 0.03% C 1.11% 0.03% R 1.11% 0.03% G 0.76% 0.02% Growth Fund 7.72% Investor 0.88% 0.07% I 0.68% 0.05% A 0.88% 0.07% C 0.88% 0.07% R 0.88% 0.07% G 0.53% 0.04% Heritage Fund 6.08% Investor 1.00% 0.06% I 0.80% 0.05% A 1.00% 0.06% C 1.00% 0.06% R 1.00% 0.06% G 0.65% 0.04% High Income Fund 1.92% Investor 0.78% 0.01% I 0.68% 0.01% A 0.78% 0.01% N/A 0.78% (1) 0.01% N/A 0.78% (1) 0.01% G 0.53% 0.01% Inflation-Adjusted Bond Fund 1.54% Investor 0.46% 0.01% R5 0.26% 0.01% A 0.46% 0.01% C 0.46% 0.01% R 0.46% 0.01% G 0.21% 0.00% International Growth Fund 7.20% Investor 1.20% 0.09% I 1.00% 0.07% A 1.20% 0.09% C 1.20% 0.09% R 1.20% 0.09% G 0.85% 0.06% International Small-Mid Cap Fund 2.72% Investor 1.40% 0.04% N/A 1.20% (1) 0.03% N/A 1.40% (1) 0.04% N/A 1.40% (1) 0.04% N/A 1.40% (1) 0.04% G 1.05% 0.03% International Value Fund 3.72% Investor 1.10% 0.04% I 0.90% 0.03% A 1.10% 0.04% C 1.10% 0.04% R 1.10% 0.04% G 0.75% 0.03% Large Cap Equity 14.04% Investor 0.79% 0.11% I 0.59% 0.08% A 0.79% 0.11% C 0.79% 0.11% R 0.79% 0.11% G 0.44% 0.06% Mid Cap Value Fund 7.08% Investor 0.97% 0.07% I 0.77% 0.06% A 0.97% 0.07% C 0.97% 0.07% R 0.97% 0.07% G 0.62% 0.04% Non-U.S. Intrinsic Value Fund 4.00% Investor 1.15% 0.05% I 0.95% 0.04% A 1.15% 0.05% N/A 1.15% (1) 0.05% R 1.15% 0.05% G 0.80% 0.03% Select 0.00% Investor 0.90% 0.00% I 0.70% 0.00% A 0.90% 0.00% C 0.90% 0.00% R 0.90% 0.00% G 0.55% 0.00% Short Duration 0.00% Investor 0.56% 0.00% I 0.46% 0.00% A 0.56% 0.00% C 0.56% 0.00% R 0.56% 0.00% G 0.31% 0.00% Short Duration Inflation Protection Bond Fund 0.00% Investor 0.56% 0.00% R5 0.36% 0.00% A 0.56% 0.00% C 0.56% 0.00% R 0.56% 0.00% G 0.31% 0.00% Small Cap Dividend 0.00% Investor 1.09% 0.00% I 0.89% 0.00% A 1.09% 0.00% N/A 1.09% (1) 0.00% R 1.09% 0.00% G 0.74% 0.00% Small Cap Growth 2.70% Investor 1.13% 0.03% I 0.93% 0.03% A 1.13% 0.03% C 1.13% 0.03% R 1.13% 0.03% G 0.78% 0.02% Small Cap Value 2.70% Investor 1.08% 0.03% I 0.88% 0.02% A 1.08% 0.03% C 1.08% 0.03% R 1.08% 0.03% G 0.73% 0.02% Total 100.00% Per Annum Fee Rate 0.94% 0.74% 0.94% 0.94% 0.94% 0.60% (1) Rate approved by a majority of the Independent Directors pursuant to paragraph 6(b)(9)(iii) of the Agreement. R6 ClassInvestor Class I Class A Class C Class R Class